UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 23, 2016 (August 22, 2016)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

5.625% Senior Secured Notes due 2024

On August 22, 2016 (the “Closing Date”), Builders FirstSource, Inc., a Delaware corporation, (the “Company”), completed the previously announced sale of $750.0 million aggregate principal amount of its 5.625% senior secured notes due 2024 (the “Notes”) at an issue price of 100.0% (the “Notes Offering”).

Net proceeds from the Notes Offering were used to redeem all of the Company’s outstanding 7.625% Senior Secured Notes due 2021, repay approximately $125.0 million of the Company’s borrowings under its Previous Term Loan Facility (as defined below) and pay related transaction fees and expenses.

The Notes were issued and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. Accordingly, the Notes and the related guarantees will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes are senior secured obligations of the Company and are guaranteed on a senior basis by certain of the Company’s direct and indirect wholly-owned subsidiaries.

Indenture

The terms of the Notes are governed by the indenture, dated as of the Closing Date (the “Indenture”), among the Company, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and notes collateral agent (the “Notes Collateral Agent”).

Interest and Maturity

The Notes bear interest at a rate of 5.625% and mature on September 1, 2024. Interest is payable on the Notes on March 1 and September 1 of each year, commencing on March 1, 2017.

Guarantees and Security

The Notes, subject to certain exceptions, are guaranteed, jointly and severally, on a senior secured basis, by certain of its direct and indirect wholly owned subsidiaries (the “Guarantors”). All obligations under the Notes, and the guarantees of those obligations, will be secured by substantially all of the assets of the Company and the Guarantors subject to certain exceptions and permitted liens, including a first-priority security interest in such assets that constitute Notes Collateral (as defined below) and a second-priority security interest in such assets that constitute ABL Collateral (as defined below).

“ABL Collateral” includes substantially all presently owned and after-acquired accounts, inventory, rights of an unpaid vendor with respect to inventory, deposit accounts, investment property, cash and cash equivalents, and instruments and chattel paper and general intangibles, books and records and documents related to and proceeds of each of the foregoing.

“Notes Collateral” includes all collateral which is not ABL Collateral.

On the Closing Date, the Company, the Guarantors and the Notes Collateral Agent entered into a notes collateral agreement (the “Notes Collateral Agreement”), which created and established the terms of the security interests that secure the Notes and the guarantees.

The ABL/Bond Intercreditor Agreement, dated as of May 29, 2013, among SunTrust Bank, as agent under the Company’s existing ABL facility (the “ABL Facility), the Wilmington Trust, National Association, the Company and the Guarantors, and the Pari Passu Intercreditor Agreement, dated as of July 31, 2015, among Deutsche Bank AG New York Branch, as term collateral agent under the Company’s existing term loan facility (the “First-Lien Facility”), Wilmington Trust, National Association, the Company and the Guarantors, in each case will be joined by the Notes Collateral Agent and together will govern all arrangements in respect of the priority of the security interests in the ABL Collateral and the Notes Collateral among the parties to the Indenture, the ABL Facility and the First-Lien Facility.

Ranking

The Notes constitute senior secured obligations of the Company and Guarantors, rank senior in right of payment to all future debt of the Company and Guarantors that is expressly subordinated in right of payment to the Notes, and rank equally in right of payment with all existing and future liabilities of the Company and Guarantors that are not so subordinated, including the ABL Facility.

Covenants

The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional debt or issue preferred stock; create liens; create restrictions on the Company’s subsidiaries’ ability to make payments to the Company; pay dividends and make other distributions in respect of the Company’s and its subsidiaries’ capital stock; make certain investments or certain other restricted payments; guarantee indebtedness; designate unrestricted subsidiaries; sell certain kinds of assets; enter into certain types of transactions with affiliates; and effect mergers and consolidations.

Certain of these covenants will be suspended if the Notes are assigned an investment grade rating by any two of Standard & Poor’s Investors Ratings Services, Moody’s Investors Service, Inc. or Fitch, Inc. and no default or event of default has occurred and is continuing.

Events of Default

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the Holders of 30% in principal amount of the outstanding Notes may declare the principal of and unpaid interest on all of the Notes to be due and payable immediately.

Redemption

At any time prior to September 1, 2019, the Company may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes plus the “applicable premium” set forth in the Indenture. At any time on or after September 1, 2019, the Company may redeem the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. At any time and from time to time during the 36-month period following the Closing Date, the Company may redeem up to 10% of the aggregate principal amount of the Notes during each twelve-month period commencing on the Closing Date at a redemption price of 103% of the aggregate principal amount thereof plus accrued and unpaid interest to the redemption date. In addition, at any time prior to September 1, 2019, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings, as described in the Indenture, at a price equal to 105.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. If the Company experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The foregoing summaries of the Indenture and the Notes Collateral Agreement are qualified in its entirety by reference to the actual Indenture and Notes Collateral Agreement, which are attached hereto as Exhibits 4.1 and 10.0, respectively, and incorporated by reference herein.

Term Loan Repricing

On the Closing Date, the Company also repriced (the “Term Loan Repricing”) its previous $600.0 million term loan facility (the “Previous Term Loan Facility”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent and the lenders and financial institutions party thereto, pursuant to an amendment to the term loan credit agreement governing the Previous Term Loan Facility (as amended, the “New Term Loan Credit Agreement”).

The New Term Loan Credit Agreement provides for a new $470.0 million term loan facility (the “New Term Loan Facility”), with Deutsche Bank AG New York Branch continuing to serve as administrative agent and collateral agent under the New Term Loan Facility. The applicable margin in respect of the loans under the New Term Loan Facility will be (x) 3.75% in the case of Eurodollar rate loans and (y) 2.75% in the case of base rate loans. This represents a 1.25% reduction in the applicable margin for both Eurodollar rate loans and base rate loans, in each case from the applicable margin under the Previous Term Loan Facility. The other material terms of the New Term Loan Credit Agreement remain unchanged from those terms included in the Term Loan Credit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 6, 2015.

The foregoing summary of the New Term Loan Facility is qualified in its entirety by reference to the actual First Amendment to Credit Amendment, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

A copy of a press release issued by the Company announcing the closing of the Notes Offering and the Term Loan Repricing is filed as Exhibit 99.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

4.1	Indenture, dated as of August 22, 2016, among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee and notes collateral agent.

4.2	Form of 5.625% Senior Secured Note due 2024 (included in Exhibit 4.1).

10.1	Notes Collateral Agreement, dated as of August 22, 2016, among the Company, certain of its subsidiaries and Wilmington Trust, National Association.

10.2	First Amendment to Credit Agreement, dated as of August 22, 2016, by and among the Company, Deutsche Bank AG New York Branch, as administrative agent and and the lenders and financial institutions party thereto.

99.1	Press release announcing the closing of the Company’s offering of $750.0 million of 5.625% Senior Secured Notes due 2024 and repricing of its term loan facility, dated August 22, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
(Registrant)

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

Date: August 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 22, 2016, among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2	Form of 5.625% Senior Secured Note due 2024 (included in Exhibit 4.1).

10.1	Notes Collateral Agreement, dated as of August 22, 2016, among the Company, certain of its subsidiaries and Wilmington Trust, National Association.

10.2	First Amendment to Credit Agreement, dated as of August 22, 2016, by and among the Company, Deutsche Bank AG New York Branch, as administrative agent and and the lenders and financial institutions party thereto.

99.1	Press release announcing the closing of the Company’s offering of $750.0 million of 5.625% Senior Secured Notes due 2024 and repricing of its term loan facility, dated August 22, 2016.